FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:

Susan Conway	Sarah Laskowski

Senior Director of Investor Relations	Corporate Communications Manager

Cognex Corporation	Cognex Corporation

Phone: (508) 650-3353	Phone: (508) 650-3347

Email: susan.conway@cognex.com	Email: sarah.laskowski@cognex.com

COGNEX COMPLETES THE SALE OF ITS
SURFACE INSPECTION SYSTEMS DIVISION

NATICK, MA, July 7, 2015 - Cognex Corporation (NASDAQ: CGNX) today announced that it has completed the sale of its Surface Inspection Systems Division (SISD) to AMETEK, Inc. (NYSE: AME) on July 6, 2015 for $160 million in cash, subject to customary working capital and other purchase price adjustments. Cognex expects to report a pre-tax gain from the transaction of approximately $125 million in Q3 2015, and to report the financial results of SISD for Q2 2015, which ended on July 5th, as a discontinued operation. Cognex plans to discuss the sale of SISD in its upcoming quarterly earnings conference call described below.

Analyst Conference Call and Simultaneous Webcast

Cognex will host a conference call on Monday, August 3, 2015 at 5:00 p.m. Eastern Time (ET). The telephone number is (866) 256-9239 (or (703) 639-1213 if outside the United States). A replay will begin that night at 8:00 p.m. ET and will run continuously until 11:59 p.m. ET on Thursday, August 6, 2015. The telephone number for the replay is (888) 266-2081 (or (703) 925-2533 if outside the United States). The access code for both the live call and the replay is 1657881.

Internet users can listen to a real-time audio broadcast of the conference call or an archived recording on the Cognex Investor Relations website: http://www.cognex.com/Investor.

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Cognex Completes Sale of its Surface Inspection Systems Division, Page 2

About Cognex Corporation

Cognex Corporation designs, develops, manufactures and markets a range of products that incorporate sophisticated machine vision technology that gives them the ability to “see.” Cognex products include barcode readers, machine vision sensors and machine vision systems that are used in factories, warehouses and distribution centers around the world to guide, gauge, inspect, identify and assure the quality of items during the manufacturing and distribution process. Cognex is the world's leader in the machine vision industry, having shipped more than 1 million vision-based products, representing over $4 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has regional offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at http://www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, expected areas of growth and strategic plans, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the loss of a large customer; (2) current and future conditions in the global economy; (3) the reliance on revenue from the consumer electronics or automotive industries; (4) the inability to penetrate new markets; (5) the cyclicality of the semiconductor and electronics industries; (6) the inability to achieve significant international revenue; (7) fluctuations in foreign currency exchange rates and the use of derivative instruments; (8) the inability to attract and retain skilled employees; (9) the reliance upon key suppliers to manufacture and deliver critical components for our products; (10) the failure to effectively manage product transitions or accurately forecast customer demand; (11) the inability to design and manufacture high-quality products; (12) the technological obsolescence of current products and the inability to develop new products; (13) the failure to properly manage the distribution of products and services; (14) the inability to protect our proprietary technology and intellectual property; (15) our involvement in time-consuming and costly litigation; (16) the impact of competitive pressures; (17) the challenges in integrating and achieving expected results from acquired businesses; (18) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (19) exposure to additional tax liabilities; (20) information security breaches or business system disruptions; and (21) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2014. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

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